                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Sangstat Medical Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 10, 2000

TO THE STOCKHOLDERS OF SANGSTAT MEDICAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SangStat Medical Corporation (the "Company" or "SangStat"), a Delaware corporation, will be held on July 10, 2000 at 10:00 a.m. local time, at the offices of the Company, located at 6300 Dumbarton Circle, Fremont, California, 94555, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

     1. To elect directors to serve for one-year terms or until their successors are elected, unless proposal two (2) is adopted, in which case directors' terms shall be as presented in such item;

     2. To consider a proposal to amend the Certificate of Incorporation to create a classified board of directors with three classes each to serve for a term of three years;

     3. To consider, approve and ratify an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock by 10,000,000 shares, from 25,000,000 to 35,000,000;

     4. To consider, approve and ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on May 25, 2000 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

Philippe Pouletty, M.D.                      Jean-Jacques Bienaime
Chairman of the Board                        President and Chief Executive Officer

June 7, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROXY STATEMENT.............................................    3

MATTERS TO BE CONSIDERED AT ANNUAL MEETING..................    4

  PROPOSAL ONE -- ELECTION OF DIRECTORS.....................    4

  PROPOSAL TWO -- PROPOSAL TO AMEND THE CERTIFICATE OF
     INCORPORATION TO ESTABLISH A CLASSIFIED BOARD OF
     DIRECTORS..............................................    6

  PROPOSAL THREE -- PROPOSAL TO AMEND THE CERTIFICATE OF
     INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
     SHARES OF COMMON STOCK.................................    8

  PROPOSAL FOUR -- RATIFICATION OF INDEPENDENT AUDITORS.....    9

OWNERSHIP OF SECURITIES.....................................   11

EXECUTIVE COMPENSATION AND RELATED INFORMATION..............   13

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....   17

COMPARISON OF STOCKHOLDER RETURN............................   20

ANNUAL REPORT...............................................   21

OTHER MATTERS...............................................   21

                          SANGSTAT MEDICAL CORPORATION
                             6300 DUMBARTON CIRCLE
                           FREMONT, CALIFORNIA 94555
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 10, 2000

     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of SangStat Medical Corporation, a Delaware corporation (the "Company" or "SangStat"), for use at the Annual Meeting of Stockholders to be held on July 10, 2000 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. local time, at the offices of the Company located at the address above. These proxy solicitation materials will be mailed on or about June 7, 2000, to all stockholders entitled to vote at the Annual Meeting.

VOTING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On May 25, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 17,909,777 shares of the Company's common stock, $0.001 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on May 25, 2000. The Company's By-laws provide that a majority of all shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality vote. Since votes are cast in favor of or withheld from each nominee, abstentions will have no effect on the outcome. Amending the Company's Certificate of Incorporation to establish a classified Board of Directors and to increase the number of authorized shares of Common Stock by 10,000,000 shares requires the affirmative vote of a majority of the outstanding stock entitled to vote. Each of the other proposals requires an affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal; abstentions therefrom will have the same effect as negative votes, while broker non-votes are not included in the total number of votes cast on a proposal and therefore will not be counted for purposes of determining whether a proposal has been approved. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

REVOCABILITY OF PROXIES

     You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to those individuals for any such services. The Company has engaged Corporate Investors Communications, Inc. ("CIC") to provide routine advice and services for proxy solicitation. CIC will receive a fee of approximately $5,000 for such advice and services which will be paid by the Company.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     In order for stockholder business to be included in the Company's proxy statement for a meeting or properly brought before that meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices at 6300 Dumbarton Circle, Fremont, California 94555 no later than February 7, 2001. Inclusion of stockholder proposals in the Company's proxy statement for a meeting also requires satisfaction of certain conditions established by the Securities and Exchange Commission.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

GENERAL

     The Board of Directors has selected seven nominees, all of whom are currently serving as directors of the Company. The names of the persons who are nominees for director and their positions with the Company as of April 14, 2000 are set forth in the table below. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The seven candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms and until their successors have been elected and qualified. Each director's term will be one year unless Proposal Two (2) is adopted, in which case each director's term will be through their reelection at the annual meeting of stockholders in the year noted below.

                                                                            CLASS OF DIRECTOR AND
                                                                            YEAR TERM EXPIRES IF
                                 POSITIONS AND OFFICES HELD      DIRECTOR      PROPOSAL TWO IS
       NOMINEE         AGE            WITH THE COMPANY            SINCE            ADOPTED
       -------         ---       --------------------------      --------   ---------------------
Philippe Pouletty      42    Chairman of the Board                 1988     2003 (Class III)
Jean-Jacques Bienaime  46    President, Chief Executive Officer    1999     2003 (Class III)
                             and Director
Fredric J. Feldman     60    Director                              1992     2002 (Class II)
Elizabeth M. Greetham  50    Director                              1996     2003 (Class III)
Richard D. Murdock     53    Director                              1993     2001 (Class I)
Andrew J. Perlman      52    Director                              1992     2002 (Class II)
Vincent R. Worms       47    Director                              1991     2001 (Class I)

BUSINESS EXPERIENCE OF DIRECTORS

     PHILIPPE POULETTY, M.D., 42, founded SangStat in 1988. Dr. Pouletty served as the Company's President, CEO and a director of SangStat from 1988 to 1995. From 1995 to February 1999 he served as Chairman and CEO and is presently the Chairman. He remains an employee of SangStat and is also currently Chairman and, since December 1999, President/CEO of DrugAbuse Sciences Inc., a private specialty pharmaceutical company. He is also a member of the board of Conjuchem, a private biotechnology company. Before founding SangStat, Dr. Pouletty co-founded Clonatec, a French biotechnology company, where he was the director of research from 1984 to 1988. Dr. Pouletty received his M.D. degree from the University of Paris

VI and immunology and virology degrees (M.S.) at Institut Pasteur. He was a post-doctoral fellow at Stanford University in the Department of Medical Microbiology and Immunology.

     JEAN-JACQUES BIENAIME, 46, has been the Company's President and Chief Operating Officer since June 1998 and became its Chief Executive Officer on February 1, 1999. He was elected to the Board of Directors in March 1999. From September 1992 to May 1998 Mr. Bienaime was with Rhone Poulenc Rorer, Inc., a pharmaceutical company, rising to the position of Senior Vice President, Corporate Marketing and Business Development. He is currently a member of the board of Fox Chase Cancer Center and Aerogen Inc. Mr. Bienaime received his degree in economics from Ecole Superieure de Commerce de Paris in France and a M.B.A. from The Wharton School, University of Pennsylvania.

     FREDRIC J. FELDMAN, PH.D., 60, has been a director since March 1992. He has been the President of FJF Associates, a consultant to health care venture capital and emerging companies, since February 1992. From September 1995 to June 1996 he was the Chief Executive Officer of Biex, Inc. a women's healthcare company. Dr. Feldman returned to his position as Chief Executive Officer of Biex in 1999. He served as Chief Executive Officer of Oncogenetics, Inc., a cancer genetics reference laboratory, from 1992 to 1995. He is also a director of Biex, Inc., OrthoLogic Corporation, Ostex International, Inc. and Premier Laser Systems, Inc. Dr. Feldman received his Ph.D. in Analytical Chemistry from the University of Maryland and his B.S. in Chemistry from Brooklyn College of City University of New York.

     ELIZABETH GREETHAM, 50, has been a director since September 1996. She is currently Chief Financial Officer of DrugAbuse Sciences, Inc., a private specialty pharmaceutical company, a position she has held since April 1999. From 1992 until March 1999, she held a variety of positions at Weiss, Peck & Greer Investments, culminating in Portfolio Manager of Life Sciences L.P. Funds, handling analytical responsibilities for all healthcare investments for institutional, mutual and high individual net worth accounts. Ms. Greetham also serves as a director of various pharmaceutical companies, including DrugAbuse Sciences, Inc., Guilford Pharmaceutical, Inc., CliniChem Development, Inc. and PathoGenesis Corp. Ms. Greetham received her M.A. with honors in Economics from Edinburgh University.

     RICHARD D. MURDOCK, 53, has been a director since October 1993. Mr. Murdock has been the President and Chief Executive Officer and a director of Kyphon, Inc., an orthopedic medical device company, since December 1998. From September 1991 to October 1998, Mr. Murdock served as the Chief Executive Officer and a director of CellPro, Incorporated, a public biotechnology company. Mr. Murdock received his B.S. in Zoology from the University of California at Berkeley.

     ANDREW J. PERLMAN, M.D., PH.D., 52, has been a director since December 1992. Dr. Perlman has been the Executive Vice President at Tularik, Inc., a public biotechnology company, since January 1993. From 1987 to 1993, Dr. Perlman served in various positions at Genentech, Inc., most recently as Senior Director, Clinical Research. Dr. Perlman received his M.D. and his Ph.D. in Physiology from New York University.

     VINCENT R. WORMS, 47, has been a director since October 1991. Mr. Worms has been a General Partner of Partech International, a venture capital management fund, since 1982. Mr. Worms is presently a director of Business Objects and Informatica. He received his engineering degree from Ecole Polytechnique in Paris, and his M.S. degree from the Massachusetts Institute of Technology.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1999, the Board of Directors held 11 meetings. The Board of Directors has an Audit Committee and a Compensation Committee. Each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period he or she served) and (ii) the total number of meetings held by all committees on which he or she served (held during the period he or she served) during the past fiscal year.

     The Audit Committee currently consists of two directors, Fredric Feldman and Vincent Worms, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held two (2) meetings during the last fiscal year.

     The Compensation Committee currently consists of three directors, Andrew J. Perlman, Elizabeth Greetham and Vincent Worms, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has the authority to administer the Company's 1993 Stock Option Plan (the "1993 Plan") and make option grants thereunder. The Compensation Committee held one (1) meeting during the last fiscal year.

DIRECTOR COMPENSATION

     Effective January 1, 1999, the non-employee directors receive an annual retainer of $15,000, paid in one (1) installment at the last Board of Directors meeting of the year. No additional compensation is paid for meeting attendance or committee membership.

     The non-employee directors also receive automatic grants of options to purchase shares of Common Stock pursuant to the 1996 Non-Employee Directors Stock Option Plan (the "Directors Plan"). Moreover, the Directors Plan permits non-employee directors to convert their annual cash retainer into additional options to purchase shares of Common Stock.

     PROPOSAL TWO -- PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO
                   ESTABLISH A CLASSIFIED BOARD OF DIRECTORS

     The Board of Directors is proposing to amend the Company's Certificate of Incorporation to establish a classified board of directors.

     The proposed classified board provides for the directors to be divided into three "classes," each of which would be elected for staggered terms of three years after an initial transition period. The classification system of electing directors may tend to maintain the incumbency of the Board, since only approximately one-third of the directors would be elected each year. As such, a classified board generally makes it more difficult for stockholders to change a majority of the directors. However, a classified board contributes to the continuity and stability of the Board of Directors and provides for consistent leadership and policy formulation by the Board. Classification of the Board of Directors will also enable the Board to more effectively consider any proposed takeover attempt and, in the event of any such proposal, would generally assist the Board in negotiating terms that maximize the benefit to SangStat and its stockholders.

     Under this proposed amendment, the Board of Directors would be divided into three classes, designated Class I, Class II and Class III, and the directors elected at the Annual Meeting would be placed in the following classes with the directors in Class I holding office until the annual meeting of stockholders held in 2001, the directors in Class II holding office until the annual meeting of stockholders held in 2002, and the directors in Class III holding office until the annual meeting of stockholders held in 2003:

       NOMINEE         CLASS   TERM EXPIRES
       -------         -----   ------------
Philippe Pouletty       III       2003
Jean-Jacques Bienaime   III       2003
Fredric J. Feldman       II       2002
Elizabeth M. Greetham   III       2003
Richard D. Murdock        I       2001
Andrew J. Perlman        II       2002
Vincent R. Worms          I       2001

     At each election after the Annual Meeting, the directors elected at that meeting would serve for succeeding terms of three years. In all cases, the terms of directors will run until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. Directors appointed to fill vacancies in the Board shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which such directors have been elected expires. If the number of directors is changed, any increase or decrease will be apportioned by the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible.

     Under Delaware law, unless the Certificate of Incorporation provides otherwise, a director on a classified board of directors can be removed from office during his or her term by the stockholders only for cause. The proposed amendment to the Certificate of Incorporation would not permit a director to be removed during his or her term for reasons other than for cause.

     If this proposed amendment is adopted, unless directors are removed for cause, it will require at least two annual meetings for stockholders to make a change in a majority of the Board of Directors. As such, it would be more difficult for stockholders to effect a change in control of the Board of Directors, even if the stockholders are seeking that change as a result of dissatisfaction with the performance of existing directors.

     In the event this proposal is not approved, all of the directors will be elected at each annual meeting. In the event this proposal is approved, Article SEVENTH of the Certificate of Incorporation will be amended in its entirety to read as follows:

     "SEVENTH: The number of directors of the corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Any director or the entire Board of Directors may be removed from office by the stockholders of the corporation only for cause. The directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of the stockholders following adoption of this provision, and the term of office of the second class to expire at the second annual meeting of stockholders held following the adoption of this provision, and the term of office of the third class to expire at the third annual meeting of stockholders following the adoption of this provision. After the directors are divided into the three classes as set forth in the preceding sentence, all subsequent elections shall be for a term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation or other reason (other than removal from office for cause by a vote of the stockholders) may be filled by a majority vote of the Directors then in office, though less than a quorum. Any vacancies created as a result of removal by the stockholders of one or more directors for cause shall be filled by a vote of the stockholders."

VOTE REQUIRED

     The affirmative vote of a majority of the shares of Common Stock outstanding as of the record date is required for approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO ADOPT A CLASSIFIED BOARD OF DIRECTORS.

    PROPOSAL THREE -- PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

BACKGROUND

     Under Delaware law, the Company may only issue shares of Common Stock to the extent such shares have been authorized for issuance under the Company's Certificate of Incorporation ("Certificate"). The Certificate currently authorizes the issuance by the Company of up to 25,000,000 shares of Common Stock, $.001 par value. However, as of April 14, 2000, 17,906,677 shares of the Company's Common Stock were issued and outstanding and 3,899,325 unissued shares of Common Stock were reserved for issuance under the Company's equity compensation plans. An additional 500,773 shares of Common Stock are reserved for issuance upon conversion of an outstanding convertible note and an additional 50,000 shares are reserved for issuance upon exercise of outstanding warrants. As a result, 2,643,225 shares of Common Stock are unissued and unreserved. In order to ensure sufficient shares of Common Stock will be available to the Company, the Board of Directors on April 27, 2000 approved, subject to stockholder approval, amending the Company's Certificate of Incorporation to increase the number of shares of such Common Stock authorized for issuance from 25,000,000 to 35,000,000.

PURPOSE AND EFFECT OF THE AMENDMENT

     The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers, to permit future stock dividends or stock splits, or other corporate purposes. The Board of Directors has no current intention to split the outstanding Common Stock by declaring a stock dividend, and the declaration and payment of such a stock dividend by the Board of Directors would be contingent upon several factors, including the market price of the Company's Common Stock, the Company's expectations about future performance, and the Company's beliefs about general stock market trends. The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock. The Board of Directors has no present agreement or arrangement to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the Nasdaq National Market. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

     The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

     If the proposed amendment is approved by the stockholders, the Fifth Article of the Company's Certificate of Incorporation will be amended to read as follows:

     "FIFTH: The corporation is authorized to issue 40,000,000 shares, 35,000,000 of which are designated "Common Stock," $0.001 par value, and 5,000,000 of which are designated "Preferred Stock," $0.001 par value. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

VOTE REQUIRED

     The affirmative vote of a majority of the shares of outstanding Common Stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 35,000,000 SHARES.

             PROPOSAL FOUR -- RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent public auditors for the Company during fiscal year 1999, to serve in the same capacity for the fiscal year ending December 31, 2000, and is asking the stockholders to ratify this appointment. The affirmative vote of the holders of a majority of the shares represented by proxy and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares entitled to vote is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 14, 2000 by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) each person serving during 1999 as the Company's Chief Executive Officer and the four other most highly paid executive officers as of April 14, 2000, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                             NUMBER OF SHARES    PERCENTAGE OF SHARES
                                                               BENEFICIALLY          BENEFICIALLY
    NAME AND ADDRESS (AS REQUIRED) OF BENEFICIAL OWNER           OWNED(#)            OWNED(%)(#)
    --------------------------------------------------       ----------------    --------------------
Capital Guardian Trust.....................................     1,580,000                8.8%
  11100 Santa Monica Blvd.
  Los Angeles, CA 90025
Merrill Lynch Asset Management.............................       975,000                5.4%
  1 Liberty Plaza
  New York, NY 10080
Abbott Laboratories(1).....................................       895,000                5.0%
  100 Abbott Park Road
  Abbott Park, IL 60064
UBS Asset Management(1)....................................       895,000                5.0%
  10 E. 50th Street
  New York, NY 10022
Fredric J. Feldman, Ph.D.(2)...............................        49,086                  *
Elizabeth Greetham(3)......................................        34,977                  *
Richard D. Murdock(4)......................................        27,595                  *
Andrew J. Perlman, M.D., Ph.D.(5)..........................        38,995                  *
Vincent R. Worms(6)........................................       590,838                3.2%
Jean-Jacques Bienaime(7)...................................        93,825                  *
Raymond J. Tesi, M.D.(8)...................................        22,831                  *
Ralph Levy(9)..............................................        39,186                  *
Mark D. Tolpin, M.D.(10)...................................         8,291                  *
David Winter, M.D.(11).....................................       101,000                  *
Philippe Pouletty, M.D.(12)................................       423,467                2.3%
All directors and officers as a group (18 persons)(13).....     1,499,656                7.7%

---------------
  *  Does not exceed one percent.

 (#) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options which are currently exercisable or convertible or which will become exercisable or convertible within sixty (60) days after April 14, 2000 are deemed outstanding for computing the beneficial ownership of the person holding such option but are not outstanding for computing the beneficial ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The total number of shares outstanding as of April 14, 2000 used for calculation of percentages was 17,906,677.

 (1) The actual percentage of shares of the Company held by both Abbott Laboratories and UBS Asset Management is fractionally under 5%.

 (2) Includes 13,125 shares held by the Feldman family trust and options to purchase 35,961 shares granted under our Directors Plan.

 (3) Represents options to purchase 34,977 shares granted under our Directors Plan.

 (4) Represents options to purchase 27,595 shares granted under our Directors Plan.

 (5) Represents options to purchase 38,995 shares granted under our Directors Plan.

 (6) Includes 549,662 shares held by Partech International Inc. Mr. Worms, a member of our Board of Directors, may be deemed to share voting and investment power in such shares arising from his interests in the aforementioned entity. Mr. Worms disclaims beneficial ownership of such shares, except to the extent of his interests in the aforementioned entity. The shares beneficially owned by Mr. Worms include options to purchase 5,374 shares granted under our Directors Plan.

 (7) Includes options to purchase 89,825 shares granted under our 1993 Option Plan.

 (8) Represents options to purchase 22,831 shares granted under our 1993 Option Plan.

 (9) Represents options to purchase 39,186 shares granted under our 1993 Option Plan.

(10) Represents options to purchase 8,291 shares granted under our 1993 Option Plan. Dr. Tolpin resigned as Senior Vice President, Clinical Development effective April 14, 2000.

(11) Represents options to purchase 101,000 shares granted under our 1993 Option Plan.

(12) Represents options to purchase 423,467 shares granted under our 1993 Option Plan.

(13) Includes options to purchase 897,067 shares granted under our 1993 Option Plan.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation earned by each person serving as the Company's Chief Executive Officer and our four other most highly compensated executive officers serving as such as of the end of the last fiscal year whose salary and bonus for such year were in excess of $100,000 for services rendered in all capacities to us and our subsidiaries for the 1999, 1998 and 1997 fiscal years. Such individuals hereafter will be referred to as the Named Executive Officers. No other executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1999 fiscal year resigned or terminated employment during that fiscal year.

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                                     ANNUAL COMPENSATION      SECURITIES
                                                    ---------------------     UNDERLYING
       NAME AND PRINCIPAL POSITION          YEAR    SALARY($)    BONUS($)     OPTIONS(#)
       ---------------------------          ----    ---------    --------    ------------
Jean-Jacques Bienaime                       1999    $280,030     $75,400        45,000
  President and                             1998     141,056      50,000       301,000
  Chief Executive Officer(1)                1997          --          --            --
Raymond J. Tesi, M.D.(2)                    1999     184,286      35,291        23,000
  Senior Vice President, Medical Affairs    1998     172,424      29,528         1,000
  and Strategic Development                 1997     110,000      19,965        38,000
Ralph Levy                                  1999     185,799      29,069         6,000
  Senior Vice President, Operations         1998     171,450      24,860        21,000
                                            1997     158,500      19,625        30,666
Mark D. Tolpin, M.D.(3)                     1999     157,630      52,379        50,000
  Senior Vice President, Clinical           1998          --          --            --
  Development                               1997          --          --            --
David L. Winter, M.D.                       1999     179,369      21,295            --
  President and Chief Executive             1998     170,000      33,660         1,000
  Officer, Human Organ Sciences, Inc.       1997     170,000      30,600            --
Philippe Pouletty, M.D.                     1999     135,677          --         8,960
  Chairman of the Board(1)(4)               1998     310,615          --       265,184
                                            1997     280,000      71,400       100,000

---------------
(1) Effective February 1, 1999 Jean-Jacques Bienaime was appointed by the Board as Chief Executive Officer of the Company, replacing Dr. Pouletty who resigned as Chief Executive Officer of the Company effective on the same date. Dr. Pouletty continues to serve as Chairman of the Company.

(2) Dr. Tesi was appointed Senior Vice President, Medical Affairs and Strategic Development effective August 1, 1999. From May 1, 1997 to July 31, 1999 Dr. Tesi served as Senior Vice President, Marketing.

(3) Dr. Tolpin joined the Company as Senior Vice President, Clinical Development effective April 1, 1999 and resigned his position effective April 14, 2000. Dr. Tolpin's bonus for 1999 includes a hiring bonus of $22,000 in addition to a performance bonus for the year.

(4) Dr. Pouletty elected to receive his 1998 bonus award in a stock option rather than in cash. Using the Black-Scholes option pricing model, Dr. Pouletty's bonus award of $100,000 was calculated to be equivalent to a stock option for 8,960 shares. This option was granted in 1999 and has been included as 1999 compensation in the above table. The stock option was fully vested upon issuance.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows, with respect to the Named Executive Officers, certain information concerning the grant of stock options in 1999. No stock appreciation rights were granted during 1999.

                                                   INDIVIDUAL GRANTS
                                  ----------------------------------------------------    POTENTIAL REALIZABLE
                                  NUMBER OF                                                 VALUE AT ASSUMED
                                  SECURITIES   PERCENTAGE OF                              ANNUAL RATES OF STOCK
                                  UNDERLYING   TOTAL OPTIONS                             PRICE APPRECIATION FOR
                                   OPTIONS       GRANTED TO     EXERCISE                     OPTION TERM(4)
                                   GRANTED      EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
              NAME                  (#)(1)     FISCAL YEAR(2)   ($/SH)(3)      DATE        5%($)       10%($)
              ----                ----------   --------------   ---------   ----------   ---------   -----------
Jean-Jacques Bienaime...........    20,000          3.0           17.25      07/01/09     216,969       549,841
                                    25,000          3.8           24.06      12/09/09     378,319       958,736
Raymond J. Tesi.................    18,000          2.7           12.12      05/04/09     137,256       347,834
                                     5,000          0.8           17.25      07/01/09      54,242       137,460
Ralph Levy......................     6,000          0.9           17.25      07/01/09      65,091       164,952
Mark D. Tolpin(5)...............    50,000          7.6           13.44      04/01/09     422,617     1,070,995
David Winter....................        --
Philippe Pouletty...............     8,960          1.4           17.37      03/17/09      97,906       248,114

---------------
(1) Each option will vest in forty-eight successive equal monthly installments over the optionee's continued service with the Company measured from the vesting start date, except as follows: the options granted to Mr. Bienaime, the option to purchase 5,000 shares granted to Dr. Tesi, the option to purchase 6,000 shares granted to Mr. Levy, one of the options to purchase 25,000 shares granted to Dr. Tolpin and the option granted to Dr. Pouletty. These options are all on a six year vesting schedule, subject to acceleration if certain product development and financial milestones are met, with the exception of the options granted to Dr. Pouletty which vested immediately upon issuance. Each option is exercisable only with respect to vested shares.

(2) Based on an aggregate of 658,262 options granted to employees and Board members in 1999, including options granted to the Named Executive Officers.

(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date, or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by lending the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income or employment tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such liability.

(4) Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed 5% and 10% annual rates of appreciation (compounded annually) over the option terms. There is no assurance that those assumed annual rates of stock price appreciation will actually be realized.

(5) Dr. Tolpin resigned as Senior Vice President, Clinical Development effective April 14, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1999 with respect to the Named Executive Officers. Except as set forth below, no options or stock appreciation rights were exercised by any such individual during such year, and no stock appreciation rights were outstanding on December 31, 1999.

                                                                                             VALUE OF UNEXERCISED
                                                                                             IN-THE-MONEY OPTIONS
                                                              NUMBER OF SECURITIES               AT FY-END($)
                                           VALUE             UNDERLYING UNEXERCISED       (MARKET PRICE OF SHARES AT
                                        REALIZED($)            OPTIONS AT FISCAL             FY-END ($29.75) LESS
                          SHARES       (MARKET PRICE              YEAR-END(#)                   EXERCISE PRICE)
                        ACQUIRED ON   AT EXERCISE LESS   ------------------------------   ---------------------------
                        EXERCISE(#)   EXERCISE PRICE)    EXERCISABLE(1)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                        -----------   ----------------   --------------   -------------   -----------   -------------
Jean-Jacques
  Bienaime............         0                 0           62,735          283,265      $  414,074     $2,134,988
Raymond J. Tesi.......         0                 0           17,830           44,170         194,757        565,494
Ralph Levy............    27,120          $649,924           61,292           31,874       1,023,880        380,364
Mark D. Tolpin(2).....         0                 0            2,000           48,000          32,628        783,072
David Winter..........    13,000           206,875          101,000                0       2,422,500              0
Philippe Pouletty.....    25,000           535,689          386,860          118,081       4,816,304        350,063

---------------
(1) The options are exercisable upon vesting and are not subject to repurchase by the Company. Exercisable shares represent vested options at December 31, 1999.

(2) Dr. Tolpin resigned as Senior Vice President, Clinical Development effective April 14, 2000.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS

     None of the Company's executive officers have employment agreements with the Company, and their employment with the Company may be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors has authority as Plan Administrator of the Company's 1993 Stock Option Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale, or (ii) a hostile takeover of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors are as named above in the Compensation Committee Report. No member of the Committee was at any time during the 1999 fiscal year or at any other time an officer or employee of the Company.

     No current executive officer of the Company served on the board of directors or compensation committee of any entity that at the same time had one or more executive officers serving as a member of the Company's Board or Compensation Committee. Dr. Philippe Pouletty served as the Company's Chief Executive Officer from 1995 until February 1999, and currently serves as the Chairman of the Company's Board of Directors. Dr. Pouletty is also the Chief Executive Officer and Chairman of the Board of Directors of DrugAbuse Sciences, Inc. Ms. Elizabeth Greetham has served on the Company's Compensation Committee since September 1996 and has been the Chief Financial Officer and a director of DrugAbuse Sciences, Inc. since April 1999.

RELATED PARTY TRANSACTIONS

     The Company entered into an agreement with Abbott Laboratories in May 1999 for the co-promotion, distribution, and clinical development in the United States of SangStat's SangCya Oral Solution and a cyclosporine capsule product. Under this agreement the Company will share marketing and promotional expenses as well as the profits from the co-promotion of these two products. The agreement ends December 31, 2004 unless both parties agree to extend it. As part of the agreement, Abbott purchased 895,000 shares of the Company's Common Stock for approximately $14 million representing a premium to fair market value of approximately $1.3 million, loaned the Company $16 million and made milestone payments totaling $13.9 million as of December 31, 1999. The loan bears interest at 8.75%, payable annually, and is secured by a security interest in the United States marketing rights for SangCya Oral Solution. The loan matures on December 31, 2004, and can be prepaid by the Company without penalty at any time prior to maturity. As a result of its equity investment, Abbott now holds approximately five percent (5%) of the Company's outstanding Common Stock. In connection with this equity investment, the Company also agreed to register the SangStat shares Abbott purchased upon Abbott's request after November 15, 2001. Abbott has agreed not to resell any of these shares prior to December 31, 2001. After this time and until December 31, 2004, the Company has a right of first refusal on any resales of these shares by Abbott at the price at which Abbott proposes to sell them. The Company also has the right to repurchase these shares from Abbott at any time prior to December 31, 2001 at a price equal to twice what Abbott paid for them.

     As of December 31, 1999, loans were outstanding to the Company in the principal amount of $200,000 from Mr. Bienaime, $200,000 from Dr. Tesi and $30,000 from Dr. Winter, all of whom are executive officers. The Company made these loans to these officers to provide housing assistance as part of their relocation packages. The Company made Mr. Bienaime's loan in July 1998, Dr. Tesi's loan in September 1997 and Dr. Winter's loan in June 1997. Each such loan is evidenced by a promissory note secured by options to purchase shares of the Company's Common Stock. Neither Mr. Bienaime, Dr. Tesi nor Dr. Winter has repaid any principal amounts or interest due on their loans, which are due on July 17, 2001, September 12, 2000 and June 5, 2000, respectively. The annual interest rates on the loans are as follows: Mr. Bienaime 5.69%, Dr. Tesi 6.0% and Dr. Winter 5.95%. At December 31, 1999, the aggregate indebtedness of Mr. Bienaime, Dr. Tesi and Dr. Winter under such loans was $216,883, $228,783 and $34,818, respectively, including principal and accrued interest. The amounts owed under these loans as of April 14, 2000 was $220,343, $232,662 and $35,394,
respectively.

     All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested directors.

     Each director has entered into an indemnification agreement with the Company. These agreements, among other things, require the Company to indemnify each director to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action by or in the right of the Company, arising out of the person's services as a director, any subsidiary or any other company or enterprise to which the person provides services at the Company's request.

SECTION 16(A) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such Section 16(a) forms filed by them.

     Based solely on our review of such forms furnished to us and representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and holders of more than 10% of our common stock were complied with.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") sets the compensation of the Chief Executive Officer and the Company's other executive officers, reviews the design, administration, and effectiveness of compensation programs for other key executives and approves stock option grants for all executive officers. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of outside directors who have never served as officers of the Company.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company operates in the extremely competitive and rapidly changing biotechnology industry. The Committee believes that the compensation programs for executive officers of the Company should be designed to attract, motivate, and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of corporate objectives and individual performance. Within this overall philosophy, the Committee's objectives are to:

     - Offer a total compensation program that takes into consideration the compensation practices of a specifically identified peer group of companies (the "Peer Companies") located in the same geographic area and of small to medium market capitalization with which the Company competes for executive talent;

     - Provide annual variable incentive awards that take into account the Company's performance relative to corporate objectives and the performance of the Peer Companies and that are also based on the attainment of personal goals; and

     - Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

COMPENSATION COMPONENTS AND PROCESS

     Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the compensation levels in effect at the Peer Companies and based on the Committee's assessment of the individual's performance; (ii) annual variable performance awards payable in cash and tied to the Company's attainment of corporate objectives and the officer's achievement of personal goals; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility and accountability within the Company increases over time, a greater portion of his or her total compensation is intended to be dependent upon Company and personal performance and stock price appreciation rather than upon base salary.

FACTORS

     The principal factors taken into account in establishing each executive officer's compensation package for the 1999 fiscal year are summarized below. The Committee may, however, apply entirely different factors for future fiscal years.

     Base Salary. The Committee determines the base salary levels for the executive officers on the basis of the individual's performance, internal comparability considerations and the base salary levels in effect for comparable positions at the Peer Companies. The base salary level for executive officers is currently at or below the median level determined for such individuals on the basis of the external salary data compiled for the Peer Companies. The number of companies taken into account as Peer Companies is less than the number of companies included in the BioCentury 100 Stock Index and the Hambrecht & Quist Biotechnology Index which are used in the Performance Graph appearing later in this Proxy Statement for comparative stockholder return purposes. However, the Committee believes this smaller group of Peer Companies gives a more accurate indication of the market for executive services in which the Company competes.

     Salaries are reviewed on an annual basis, and adjustments to each executive officer's base salary are based upon individual performance and increases in salary levels at the Peer Companies.

     Annual Incentive Compensation. An annual bonus may be earned by each executive officer based upon the achievement of personal and Company performance goals. Such goals are established at the commencement of each calendar year and may vary from year to year. The incentive awards for the 1999 fiscal year were tied to the achievement of pre-defined personal and corporate performance targets. The Company performance goals for 1999 (for which 40 - 50% of the individual's target bonus could be earned) included: (i) financial results; (ii) achievement of specified sales levels; (iii) completing specified research and development goals; (iv) licensing a therapeutic product and other business development goals; and (v) management of litigation. Personal goals are related to the functional responsibility of each executive officer and his or her department. The Committee and the Board jointly determine whether or not each Company performance goal has been achieved. The Committee also determines whether the Chief Executive Officer has achieved his personal performance goals, and the Chief Executive Officer similarly reviews the performance goals achieved by other executive officers and reports his recommendations to the Committee.

     Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term equity-based incentive awards is to align the interests of executive officers with those of the stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with the Peer Companies, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Committee's discretion. The Committee has delegated to the CEO the authority to issue stock option grants in the amount of 10,000 shares or less without Compensation Committee approval.

     During fiscal 1999, option grants were made to Messrs. Bienaime and Levy, and Drs. Tesi, Tolpin and Pouletty under the Company's 1993 Option Plan. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Specifically, the shares subject to each option vest in forty-eight successive equal monthly installments over the optionee's continued service with the Company measured from the vesting start date, except as follows: options to purchase up to 45,000 shares of Common Stock granted to Mr. Bienaime, the option to purchase up to 5,000 shares of Common Stock granted to Dr. Tesi, the option to purchase up to 6,000 shares of Common Stock granted to Mr. Levy, one of the options to purchase up to 25,000 shares of Common Stock granted to Dr. Tolpin and the option to purchase up to 8,960 shares of Common Stock granted to Dr. Pouletty. Except for the options granted to Dr. Pouletty, these options do not vest until the sixth anniversary from date of grant, but this vesting will be accelerated if certain milestones are met. Dr. Pouletty's option vested immediately upon issuance because he received his 1998 cash bonus in the form of a stock option. These options will provide a return only if the market price of the Company's Common Stock appreciates over the option term and only to the extent the shares vest.

CEO COMPENSATION

     Mr. Bienaime's base salary was established through an evaluation of his performance and the salary levels in effect for similarly situated chief executive officers at the Peer Companies. In setting Mr. Bienaime's base salary, it was the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors.

     Mr. Bienaime's 1999 fiscal year incentive compensation did not include any dollar guarantees. The CEO's bonus is dependent upon the Company achieving the performance goals outlined above and the Committee's subjective evaluation of the CEO's performance. Mr. Bienaime received a bonus award during fiscal year 1999 in the amount of $75,400. The option grants made to Mr. Bienaime were in recognition of his performance and were intended to provide him with a continuing incentive to remain with the Company and contribute to the Company's success. The options will be of value to Mr. Bienaime only if the market price of the Company's Common Stock appreciates over the option term.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain officers to the extent that compensation exceeds one million dollars per officer in any one year. This limitation will apply to all compensation which is not considered to be performance-based. Compensation that qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The Company previously obtained stockholder approval to certain amendments to the 1993 Option Plan that were designed to ensure that any compensation deemed paid in connection with the exercise of stock options granted under that plan would qualify as performance-based compensation.

     The cash compensation paid to the Company's executive officers during fiscal 1999 did not exceed the one million dollar limit per officer, nor is the cash compensation to be paid to the Company's executive officers for the 2000 fiscal year expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the one million dollar limitation, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the one million dollar level.

                                          Compensation Committee

                                          Andrew J. Perlman
                                          Vincent Worms
                                          Elizabeth Greetham

                        COMPARISON OF STOCKHOLDER RETURN

     The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment of dividends) of the Company's Common Stock with the cumulative total returns of the Nasdaq Stock Market Index, the BioCentury 100 Stock Index and the Hambrecht & Quist Biotechnology Index.(2) The graph covers the period from December 31, 1994 through the fiscal year ended December 31, 1999.

     The graph assumes that $100 was invested on December 31, 1994 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                      AMONG SANGSTAT MEDICAL CORPORATION,
                              THE NASDAQ US INDEX,
                   THE HAMBRECHT & QUIST BIOTECHNOLOGY INDEX
                       AND THE BIOCENTURY 100 STOCK INDEX

EDGAR COMMENT

* $100 invested on 12/31/94 in SangStat stock or in index, including reinvestment of dividends. NASDAQ US Index incorporates historical edits made through March 31, 2000. Fiscal year ending December 31.
---------------
(1) The performance graph and all of the material in the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                                 ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1999 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                          By Order of the Board of Directors

                                          Carole L. Nuechterlein
                                          Secretary

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 is available without charge upon written request to:
Corporate Secretary, 6300 Dumbarton Circle, Fremont, California 94555.

                                  DETACH HERE

                                     PROXY

                          SANGSTAT MEDICAL CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 10, 2000
                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jean-Jacques Bienaime and Stephen G. Dance, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in SangStat Medical Corporation, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 6300 Dumbarton Circle, Fremont, California 94555 at 10:00 a.m., local time, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated June 7, 2000 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                          -----------

                                  DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

--------------------------------------------------------------------------------
  A vote FOR the following proposals is recommended by the Board of Directors:
--------------------------------------------------------------------------------

1. To elect the following persons as directors to hold office for either (i) a one-year term and until their successors are elected and qualified, or (ii) should proposal two (2) below be approved by the stockholders, the term set forth beside each nominee's name in the Proxy Statement and until their successors are elected and qualified:

    NOMINEES: (01) Phillippe Pouletty, (02) Jean-Jacques Bienaime,
              (03) Frederic J. Feldman, (04) Elizabeth M. Greetham,
              (05) Richard D. Murdock, (06) Andrew Perlman,
              (07) Vincent R. Worms

              FOR [ ]         [ ] WITHHELD


    [ ]
       ---------------------------------------
       For all nominees, except as noted above

                                                           FOR  AGAINST  ABSTAIN
2.  To approve an amendment to the Company's Certificate   [ ]    [ ]      [ ]
    of Incorporation to create a classified Board of Directors with three classes each to serve for a term of three years, as set forth in the Proxy
    Statement.

3.  To approve an amendment to the Company's Certificate   FOR  AGAINST  ABSTAIN
    of Incorporation to increase the number of authorized  [ ]    [ ]      [ ]
    shares of the Company's Common Stock by 10,000,000 shares, from 25,000,000 to 35,000,000.

4.  To ratify the appointment of Deloitte & Touche LLP     [ ]    [ ]      [ ]
    as independent auditors of the Company for the fiscal year ending December 31, 2000.

                            MARK HERE FOR    [ ]          MARK HERE IF YOU   [ ]
                            ADDRESS CHANGE                PLAN TO ATTEND
                            AND NOTE AT LEFT              THE MEETING

                            PLEASE SIGN HERE. Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the Proxy for a deceased stockholder should give their full title. Please date the Proxy.


Signature:                                                  Date:
          ------------------------------------------------       ---------------

Signature:                                                  Date:
          ------------------------------------------------       ---------------